UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Yotta Acquisition Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Yotta Acquisition Corporation

1185 Avenue of the Americas, Suite 301

New York, NY 10036

April 5, 2023

Dear Stockholder:

On behalf of the Board of Directors (the “Board”) of Yotta Acquisition Corporation (the “Company” or “we”), I invite you to attend our Special Meeting of Stockholders (the “Special Meeting”). We hope you can join us. The Special Meeting will be held at 10:00 a.m. Eastern Time on April 19, 2023. The Company will be holding the Special Meeting at the offices of Loeb & Loeb LLP, located at 345 Park Avenue, New York, New York 10154.

The Notice of Special Meeting of Stockholders, the Proxy Statement and the proxy card accompany this letter are also available at https://www.cstproxy.com/yottaacquisition/2023. We are first mailing these materials to our stockholders on or about April 6, 2023.

As discussed in the enclosed Proxy Statement, the purpose of the Special Meeting is to consider and vote upon the following proposals:

(i) Proposal 1 — A proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation (the “Charter”), to permit the sponsor, officers, or directors to extend the date by which the Company has to consummate a business combination twelve (12) times for an additional one (1) month each time from April 22, 2023, to April 22, 2024 (the termination date as may be so extended, the “Extended Date”) (we refer to this proposal as the “Extension Amendment Proposal”). A copy of the proposed Extension Amendment is attached hereto as Annex A;

(ii) Proposal 2 — A proposal to amend the Company’s investment management trust agreement, dated as of April 19, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, to provide that the time for the Company to complete its initial business combination (the “Business Combination Period”) under the Trust Agreement shall be extended for a period of twelve (12) months from April 22, 2023 to April 22, 2024 and to the extent the Charter is amended to extend the Business Combination Period (the “Trust Amendment”) by depositing into the trust account (the “Trust Account”) $120,000 for each one-month extension (each an “Extension Payment”) (we refer to this proposal as the “Trust Amendment Proposal”). A copy of the proposed Trust Amendment is attached hereto as Annex B; and

(iii) Proposal 3 — A proposal to direct the chairman of the special meeting to adjourn the Special Meeting to a later date or dates (the “Adjournment”), if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposal 1 and Proposal 2 (we refer to this proposal as the “Adjournment Proposal”).

The Charter and the Trust Agreement each provide that the Company has the right to extend the Combination Period from January 22, 2023 to July 22, 2023 (i.e., 15 months from the consummation of the Company’s initial public offering (the “IPO”)). The Company has extended the Combination Period from January 22, 2023 to April 22, 2023 by depositing $1,150,000 into the Trust Account. The only way to extend the Combination Period from April 22, 2023 to July 22, 2023 for one three-month period without the need for a separate stockholder vote under the current Charter and Trust Agreement is for the Company’s sponsor or its affiliates or designees, upon five days’ advance notice, to deposit into the Trust Account an additional $1,150,000 (i.e., $0.10 per issued and outstanding share sold to the public in the IPO (the “Public Shares”)), on or prior to April 22, 2023. Based on the amount in trust as of March 31, 2023, the current per share redemption price is approximately $10.31. If the Company were to extend the time to complete a business combination as specified in the current Charter, the estimated per share redemption price in July 2023 would be $10.47.

If both the Extension Amendment Proposal and the Trust Amendment Proposal are approved, the Company will have the right to extend the Combination Period twelve (12) times for an additional one (1) month each time, from April 22, 2023 to April 22, 2024, provided that the Extension Payment of $120,000 is deposited into the Trust Account each time at each extension election. Therefore, if the Extension Amendment Proposal and the Trust Amendment Proposal are approved, the amount of funds deposited into the Trust Account in connection with extensions of time to complete the business combination will be different than what would have been deposited into that account in the absence of the approval of those proposals. If both the Extension Amendment Proposal and the Trust Amendment Proposal are approved and all twelve extensions to the Business Combination Period effected, the per share redemption price in April 2024 would be approximately $10.82.

As previously announced, on October 24, 2022, the Company entered into a Merger Agreement (the “Merger Agreement”) by and among NaturalShrimp Incorporated, a Nevada corporation (the “Target”), the Company, and Yotta Merger Sub, Inc., a Nevada corporation (“Merger Sub”) and wholly-owned subsidiary of the Company, pursuant to which Merger Sub will merge with and into the Target (the “Business Combination”) with the Target as the surviving corporation of the Business Combination and becoming a wholly-owned subsidiary of the Company. The Board has unanimously (i) approved and declared advisable the Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Agreement and related matters by the stockholders of the Company. The Company will hold a meeting of stockholders to consider and approve the proposed Business Combination and a proxy statement/prospectus will be sent to all of the Company’s stockholders. The Company and other parties to the Merger Agreement are working towards satisfaction of the conditions to completion of the Business Combination, including the necessary filings with the U.S. Securities and Exchange Commission related to the transaction, but have determined that there may not be sufficient time before July 22, 2023, the Outside Date, to hold a special meeting to obtain the requisite stockholder approval of, and to consummate, the Business Combination. The Company’s management believes that it can close the Business Combination before April 22, 2024. Under the circumstances, Yotta Investment LLC (the “Sponsor”) or its affiliates or designees wants to pay an extension amount that could potentially be less than the $1,150,000 for the extension provided by the Charter and Trust Agreement. However, this could be contrary to the interests of our remaining public stockholders, who may have less funds in the Trust Account than if the extension provision was not amended.

After consultation with the Sponsor, the Company’s management has reasons to believe that, if the Extension Amendment Proposal and Trust Amendment Proposal are approved, the Sponsor or its affiliates or designees will lend $120,000 (i.e. $0.01 per Public Share assuming no redemptions) to the Company as a loan (the “Contribution”) for the Company to deposit the funds into the Trust Account as an Extension Payment, upon five days’ advance notice prior to April 22, 2023, and to extend the Combination Period to May 22, 2023. The Contribution will be deposited in the Trust Account within the five–day period prior to April 22, 2023. The Contribution will bear no interest and will be repayable by the Company to the Sponsor or its affiliates upon consummation of an initial business combination in cash or private placement units at a price of $10.00 per unit at the option of the Sponsor or its affiliates. The loan will be forgiven by the Sponsor or its affiliates if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account. If the Board otherwise determines that the Company will not be able to consummate an initial business combination by the final Extended Date, the Company would wind up its affairs and redeem 100% of the outstanding Public Shares in accordance with the same procedures set forth below that would be applicable if the Extension Amendment Proposal and the Trust Amendment Proposal are not approved.

Each of the Extension Amendment Proposal, the Trust Amendment Proposal, and the Adjournment Proposal is more fully described in the accompanying Proxy Statement.

You are not being asked to vote on any business combination at this time. If the Extension Amendment and the Trust Amendment are implemented and you do not elect to redeem your Public Shares now, you will retain the right to vote on the business combination when it is submitted to stockholders and the right to redeem your Public Shares into a pro rata portion of the Trust Account in the event a business combination is approved and completed (as long as your election is made at least two (2) business days prior to the meeting at which the stockholders’ vote is sought) or the Company has not consummated the business combination by the Extended Date.

In connection with the Extension Amendment, public stockholders may elect (the “Election”) to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay franchise and income taxes, divided by the number of then outstanding Public Shares, regardless of whether such public stockholders vote “FOR” or “AGAINST” the Extension Amendment Proposal, the Trust Amendment Proposal, and the Adjournment Proposal, and an Election can also be made by public stockholders who do not vote, or do not instruct their broker or bank how to vote, at the Special Meeting. Public stockholders may make an Election regardless of whether such public stockholders were holders as of the record date. If the Extension Amendment Proposal and the Trust Amendment Proposal are approved by the requisite vote of stockholders, the remaining holders of Public Shares will retain their right to redeem their Public Shares when the Business Combination is submitted to the stockholders, subject to any limitations set forth in the Charter, as amended by the Extension Amendment (as long as their election is made at least two (2) business days prior to the meeting at which the stockholders’ vote is sought). Each redemption of shares by our public stockholders will decrease the amount in the Trust Account, which held approximately $118,558,173 of marketable securities as of March 31, 2023. In addition, public stockholders who do not make the Election would be entitled to have their shares redeemed for cash if the Company has not completed a business combination by the Extended Date. The Sponsor and our officers and directors hold the right to vote an aggregate of 3,218,499 shares of our common stock, which include 2,874,999 shares of our common stock, which we refer to as the “Founder Shares,” that were issued prior to the IPO and 343,500 shares of common stock that make up part of the units, which we refer to as the “Private Placement Units,” that were purchased by the Sponsor in a private placement which occurred simultaneously with the completion of the IPO.

To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or April 17, 2023). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

As of March 31, 2023 there was approximately $118,558,173 in the Trust Account. If the Extension Amendment Proposal and the Trust Amendment Proposal are approved and the Business Combination Period is extended for twelve months to April 22, 2024, the redemption price per share at the meeting for the Business Combination or the Company’s subsequent liquidation will be approximately $10.82 per share  (including estimated interest income), in comparison to the current redemption price of approximately $10.31 per share (including estimated interest income and assuming a redemption date of April 22, 2023). The closing price of the Company’s common stock on March 31, 2023 was $10.29. The Company cannot assure stockholders that they will be able to sell their shares of the Company’s common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

If the Extension Amendment Proposal and the Trust Amendment Proposal are not approved and we do not consummate a business combination by April 22, 2023 (or July 22, 2023 if the Board chooses to extend the period of time to consummate a business combination one time by an additional 3 months by causing the Sponsor or its affiliates or designees to deposit $1,150,000 into the Trust Account), as contemplated by the IPO prospectus and in accordance with the Charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to us (net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no distribution from the Trust Account with respect to our warrants or rights, which will expire worthless in the event of our winding up. In the event of a liquidation, the Sponsor, our officers and directors and our other initial stockholders will not receive any monies held in the Trust Account as a result of their ownership of the Founder Shares or the Private Placement Units.

Subject to the foregoing, the affirmative vote of at least a majority of the shares of the Company’s outstanding common stock, including the Founder Shares, will be required to approve the Extension Amendment Proposal and the affirmative vote of at least 50% of the shares of common stock sold in the IPO will be required to approve the Trust Amendment Proposal. The Board will abandon and not implement the Extension Amendment and the Trust Amendment unless our stockholders approve both the Extension Amendment and the Trust Amendment. This means that if one proposal is approved by the stockholders and the other proposal is not, neither proposal will take effect. Notwithstanding stockholder approval of the Extension Amendment Proposal and the Trust Amendment Proposal, the Board will retain the right to abandon and not implement the Extension Amendment and the Trust Amendment at any time without any further action by our stockholders.

The Board has fixed the close of business on March 30, 2023 as the date for determining the Company stockholders entitled to receive notice of and vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the Special Meeting or any adjournments or postponements thereof.

After careful consideration of all relevant factors, the Board has determined that each of the proposals are advisable and recommends that you vote or give instruction to vote “FOR” such proposals.

Enclosed is the Proxy Statement containing detailed information concerning the Extension Amendment and the Trust Amendment at the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully and vote your shares.

Sincerely,

/s/ Hui Chen
Hui Chen
Chief Executive Officer and Director
April 5, 2023

YOTTA ACQUISITION CORPORATION

1185 Avenue of the Americas, Suite 301

New York, NY

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19, 2023

April 5, 2023

To the Stockholders of Yotta Acquisition Corporation:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Yotta Acquisition Corporation (the “Company”), a Delaware corporation, will be held on April 19, 2023, at 10:00 a.m. Eastern Time. The Company will be holding the Special Meeting at the offices of Loeb & Loeb LLP, located at 345 Park Avenue, New York, New York 10154.

The purpose of the Special Meeting will be to consider and vote upon the following proposals:

1.	Proposal 1 — A proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation (the “Charter”) to permit the sponsor, officers, or directors to extend the date by which the Company has to consummate a business combination twelve (12) times for an additional one (1) month each time from April 22, 2023, to April 22, 2024. A copy of the proposed Extension Amendment is attached hereto as Annex A;

2.	Proposal 2 — A proposal to amend the Company’s investment management trust agreement, dated as of April 19, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, to provide that the time for the Company to complete its initial business combination (the “Business Combination Period”) under the Trust Agreement shall be extended for a period of twelve (12) months from April 22, 2023 to April 22, 2024 and to the extent the Charter is amended to extend the Business Combination Period (the “Trust Amendment”) by depositing into the trust account $120,000 for each one-month extension. A copy of the proposed Trust Amendment is attached hereto as Annex B;

3.	Proposal 3 — A proposal to direct the chairman of the special meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposal 1 and Proposal 2; and

4.	To act on such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 30, 2023 as the record date for the Special Meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ Hui Chen
Chief Executive Officer and Director

New York, New York

April 5, 2023

IMPORTANT

IF YOU CANNOT ATTEND THE SPECIAL MEETING VIRTUALLY, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OF AMERICA.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19 2023. THIS PROXY STATEMENT TO THE STOCKHOLDERS WILL BE AVAILABLE AT https://www.cstproxy.com/yottaacquisition/2023.

YOTTA ACQUISITION CORPORATION

1185 Avenue of the Americas, Suite 301

New York, NY

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 19, 2023

FIRST MAILED ON OR ABOUT APRIL 6, 2023

Date, Time and Place of the Special Meeting

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Yotta Acquisition Corporation (the “Company,” or “we”), a Delaware corporation, in connection with the Special Meeting of Stockholders to be held on April 19, 2023 at 10:00 a.m. Eastern time for the purposes set forth in the accompanying Notice of Meeting. The Company will be holding the Special Meeting at the offices of Loeb & Loeb LLP, located at 345 Park Avenue, New York, New York 10154.

The principal executive office of the Company is 1185 Avenue of the Americas, Suite 301, New York, NY and its telephone number, including area code, is (212) 612-1400.

Forward Looking Statements

This Proxy Statement (this “Proxy Statement”) contains certain “forward-looking statements” within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this Proxy Statement regarding the proposed transactions contemplated by the Merger Agreement. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Target and the Company following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of the Target and the Company, certain regulatory approvals, or satisfy other conditions to closing in the Merger Agreement; (4) the amount of redemption requests made by the Company’s stockholders; (5) changes to the proposed structure of the Merger that may be required or appropriate as a result of applicable laws; (6) the ability to meet Nasdaq listing standards following the consummation of the Merger; (7) the risk that the Merger disrupts current plans and operations of the Target as a result of the announcement and consummation of the Merger; (8) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with third parties and partners and retain its management and key employees; (9) costs related to the Merger; (10) changes in applicable laws or regulations; (11) the possibility that the Target or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; (12) the availability of capital and the Target estimates of expenses; (13) changes in the assumptions underlying the Target’s expectations regarding its future business or business model; and (14) other risks and uncertainties set forth in the registration statement on Form S-4 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Merger, including those under “Risk Factors” therein, and other documents filed or to be filed from time to time with the SEC by the Company. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Purpose of the Special Meeting

At the Special Meeting, you will be asked to consider and vote upon the following matters:

1.	Proposal 1 — A proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation (the “Charter”), to permit the Company’s sponsor, officers, or directors to extend the date by which the Company has to consummate a business combination twelve (12) times for an additional one (1) month each time from April 22, 2023, to April 22, 2024 (the termination date as may be so extended, the “Extended Date”) (we refer to this proposal as the “Extension Amendment Proposal”). A copy of the proposed Extension Amendment is attached hereto as Annex A;

2.	Proposal 2 — A proposal to amend the Company’s investment management trust agreement, dated as of April 19, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, to provide that the time for the Company to complete its initial business combination (the “Business Combination Period”) under the Trust Agreement shall be extended for a period of twelve (12) months from April 22, 2023 to April 22, 2024 and to the extent the Charter is amended to extend the Business Combination Period (the “Trust Amendment”) by depositing into the trust account (the “Trust Account”) $120,000 for each one-month extension (each an “Extension Payment”) (we refer to this proposal as the “Trust Amendment Proposal”). A copy of the proposed Trust Amendment is attached hereto as Annex B;

3.	Proposal 3 — A proposal to direct the chairman of the special meeting to adjourn the Special Meeting to a later date or dates (the “Adjournment”), if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposal 1 and Proposal 2 (we refer to this proposal as the “Adjournment Proposal”); and

4.	To act on such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

The Charter and the Trust Agreement each provide that the Company has the right to extend the Combination Period from January 22, 2023 to July 22, 2023 (i.e., 15 months from the consummation of the Company’s initial public offering (the “IPO”)). The Company has extended the Combination Period from January 22, 2023 to April 22, 2023 by depositing $1,150,000 into the Trust Account. The only way to extend the Combination Period from April 22, 2023 to July 22, 2023 for one three-month period without the need for a separate stockholder vote under the current Charter and Trust Agreement is for the Company’s sponsor or its affiliates or designees, upon five days’ advance notice, to deposit into the Trust Account an additional $1,150,000 (i.e., $0.10 per issued and outstanding Public Share), on or prior to April 22, 2023. Based on the balance of the Trust Account as of March 31, 2023, the per share redemption price is approximately $10.31. If the Company extended the time to complete a business combination as specified in the current Charter, the per share redemption price would be $10.47.

If both the Extension Amendment Proposal and the Trust Amendment Proposal are approved, the Company will have the right to extend the Combination Period twelve (12) times for an additional one (1) month each time, from April 22, 2023 to April 22, 2024, provided that the Extension Payment of $120,000 is deposited into the Trust Account each time at each extension election. Therefore, if the Extension Amendment Proposal and the Trust Amendment Proposal are approved, the amount of funds deposited into the Trust Account in connection with extensions of time to complete the business combination will be different than what would have been deposited into that account in the absence of the approval of those proposals. If both the Extension Amendment Proposal and the Trust Amendment Proposal are approved and all twelve extensions to the Business Combination Period were effected, an aggregate of $1,440,000 would be deposited into the Trust Account.

As previously announced, on October 24, 2022, the Company entered into a Merger Agreement (the “Merger Agreement”) by and among NaturalShrimp Incorporated, a Nevada corporation (the “Target”), the Company, and Yotta Merger Sub, Inc., a Nevada corporation (“Merger Sub”) and wholly-owned subsidiary of the Company, pursuant to which Merger Sub will merge with and into the Target (the “Business Combination”) with the Target as the surviving corporation of the Business Combination and becoming a wholly-owned subsidiary of the Company. The Board has unanimously (i) approved and declared advisable the Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Agreement and related matters by the stockholders of the Company. The Company will hold a meeting of stockholders to consider and approve the proposed Business Combination and a proxy statement/prospectus will be sent to all of the Company’s stockholders. The Company and other parties to the Merger Agreement are working towards satisfaction of the conditions to completion of the Business Combination, including the necessary filings with the U.S. Securities and Exchange Commission related to the transaction, but have determined that there may not be sufficient time before July 22, 2023, the Outside Date, to hold a special meeting to obtain the requisite stockholder approval of, and to consummate, the Business Combination. The Company’s management believes that it can close the Business Combination before April 22, 2024. Under the circumstances, Yotta Investment LLC (the “Sponsor”) or its affiliates or designees wants to pay an extension amount that could potentially be less than the $1,150,000 for the extension provided by the Charter and Trust Agreement. However, this could be contrary to the interests of our remaining public stockholders, who may have less funds in the Trust Account than if the extension provision was not amended.

After consultation with the Sponsor, the Company’s management has reasons to believe that, if the Extension Amendment Proposal and the Trust Amendment Proposal are approved, the Sponsor or its affiliates will lend $120,000 to the Company as a loan (the “Contribution”) for the Company to deposit the funds into the Trust Account as an Extension Payment, upon five days’ advance notice prior to April 22, 2023, and to extend the Combination Period to May 22, 2023. The Contribution will be deposited in the Trust Account within five days prior to April 22, 2023. The Contribution will bear no interest and will be repayable by the Company to the Sponsor or its affiliates upon consummation of an initial business combination in cash or private placement units at a price of $10 per unit at the option of the Sponsor or its affiliates. The loan will be forgiven by the Sponsor or its affiliates if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account. If the Board otherwise determines that the Company will not be able to consummate an initial business combination by the final Extended Date, the Company would wind up its affairs and redeem 100% of the outstanding Public Shares in accordance with the same procedures set forth below that would be applicable if the Extension Amendment Proposal and the Trust Amendment Proposal are not approved.

You are not being asked to vote on any business combination at this time. If the Extension Amendment and the Trust Amendment are implemented and you do not elect to redeem your Public Shares now, you will retain the right to vote on the business combination when it is submitted to stockholders and the right to redeem your Public Shares into a pro rata portion of the Trust Account in the event the business combination is approved and completed (as long as your election is made at least two (2) business days prior to the meeting at which the stockholders’ vote is sought) or the Company has not consummated the business combination by the Extended Date.

In connection with the Extension Amendment, public stockholders may elect (the “Election”) to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay franchise and income taxes, divided by the number of then outstanding Public Shares, regardless of whether such public stockholders vote “FOR” or “AGAINST” the Extension Amendment Proposal, the Trust Amendment Proposal, and the Adjournment Proposal, and an Election can also be made by public stockholders who do not vote, or do not instruct their broker or bank how to vote, at the Special Meeting. Public stockholders may make an Election regardless of whether such public stockholders were holders as of the record date. If the Extension Amendment Proposal and the Trust Amendment Proposal are approved by the requisite vote of stockholders, the remaining holders of Public Shares will retain their right to redeem their Public Shares when the Business Combination is submitted to the stockholders, subject to any limitations set forth in our Charter, as amended by the Extension Amendment (as long as their election is made at least two (2) business days prior to the meeting at which the stockholders’ vote is sought). Each redemption of shares by our public stockholders will decrease the amount in the Trust Account, which held approximately $118,558,173 of marketable securities as of March 31, 2023. In addition, public stockholders who do not make the Election would be entitled to have their shares redeemed for cash if the Company has not completed a business combination by the Extended Date. The Sponsor and our officers and directors hold the right to vote over an aggregate of 3,218,499 shares of common stock which include 2,874,999 shares of our common stock, which we refer to as the “Founder Shares”, that were issued prior to the IPO and 343,500 shares of common stock that make up part of the units, which we refer to as the “Private Placement Units”, that were purchased by the Sponsor in a private placement that occurred simultaneously with the completion of the IPO.

To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or April 17, 2023). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

As of March 31, 2023 there was approximately $118,558,173 in the Trust Account. If the Extension Amendment Proposal and the Trust Amendment Proposal are approved and the Business Combination Period is extended for twelve (12) months to April 22, 2024, the redemption price per share at the meeting for the Business Combination or the Company’s subsequent liquidation would be approximately $10.82 per share (without giving effect to estimated interest income on funds in the Trust Account or removal of interest income for taxes), in comparison to the current redemption price of approximately $10.31 per share. The closing price of the Company’s common stock on March 31, 2023 was $10.29. The Company cannot assure stockholders that they will be able to sell their shares of the Company’s common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

If the Extension Amendment Proposal and the Trust Amendment Proposal are not approved and we do not consummate a business combination by April 22, 2023 (or July 22, 2023 if the Board chooses to extend the period of time to consummate a business combination by an additional 3 months by causing the Sponsor or its affiliates or designees to deposit $1,150,000 into the Trust Account), as contemplated by the IPO prospectus and in accordance with our Charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to us (net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no distribution from the Trust Account with respect to our warrants, which will expire worthless in the event of our winding up. In the event of a liquidation, the Sponsor, our officers and directors and our other initial stockholders will not receive any monies held in the Trust Account as a result of their ownership of the Founder Shares or the Private Placement Units.

Subject to the foregoing, the affirmative vote of at least a majority of the shares of the Company’s outstanding common stock, including the Founder Shares, will be required to approve the Extension Amendment Proposal and the affirmative vote of at least 50% of the shares of common stock sold in the IPO will be required to approve the Trust Amendment Proposal. The Board will abandon and not implement the Extension Amendment and the Trust Amendment unless our stockholders approve both the Extension Amendment and the Trust Amendment. This means that if one proposal is approved by the stockholders and the other proposal is not, neither proposal will take effect. Notwithstanding stockholder approval of the Extension Amendment Proposal and the Trust Amendment Proposal, the Board will retain the right to abandon and not implement the Extension Amendment and Trust Amendment at any time without any further action by our stockholders.

After careful consideration of all relevant factors, the Board has determined that each of the proposals are advisable and recommends that you vote or give instruction to vote “FOR” such proposals.

Voting Rights and Revocation of Proxies

The Board has fixed the close of business on March 30, 2023 (the “Record Date”) as the date for determining the Company stockholders entitled to receive notice of and vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the Special Meeting or any adjournments or postponements thereof.

The shares of common stock represented by all validly executed proxies received in time to be taken to the Special Meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the stockholder at any time prior to its being voted by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.

Dissenters’ Right of Appraisal

Holders of shares of our common stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

Outstanding Shares and Quorum

The number of outstanding shares of common stock entitled to vote at the Special Meeting is 14,718,499. Each share of common stock is entitled to one vote. The presence in person or by proxy at the Special Meeting of the holders of 7,359,250 shares, or a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum. There is no cumulative voting. Shares that abstain or for which the authority to vote is withheld on certain matters (so-called “broker non-votes”) will be treated as present for quorum purposes on all matters.

Broker Non-Votes

Holders of shares of our common stock that are held in street name must instruct their bank or brokerage firm that holds their shares how to vote their shares. If a stockholder does not give instructions to his or her bank or brokerage firm, it will nevertheless be entitled to vote the shares with respect to “routine” items, but it will not be permitted to vote the shares with respect to “non-routine” items. In the case of a non- routine item, such shares will be considered “broker non-votes” on that proposal.

Proposal 1 (Extension Amendment) is a matter that we believe will be considered “non-routine.”

Proposal 2 (Trust Amendment) is a matter that we believe will be considered “non-routine.”

Proposal 3 (Adjournment) is a matter that we believe will be considered “routine.”

Banks or brokerages cannot use discretionary authority to vote shares on Proposals 1 or 2 if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

Factors to Consider

When you consider the recommendation of the Board, you should consider, among other things, the following benefits and detriments of the proposals to you as the public stockholders:

●	If the Extension Amendment Proposal and the Trust Amendment Proposal are approved, public stockholders will forfeit their right to receive an aggregate of $1,150,000 under the current Trust Agreement if we seek to extend the Combination Period for three months, but do not consummate a business combination.

●	If the Extension Amendment Proposal and the Trust Amendment Proposal are approved, the Sponsor, or its affiliates, or assignees will deposit in the Trust Account only $120,000 for each 1-month extension as interest-free loans to be repaid by the Company upon consummation of an initial business combination. No funds from the Trust Account would be used to repay such loans in the event of our liquidation.

●	On January 20, 2023, and February 5, 2023, the Company issued unsecured promissory notes in the aggregate principal amount of $825,000 to the Sponsor. The notes are non-interest bearing and payable upon the earlier of April 22, 2023 or the date on which we consummate our initial business combination. There is an outstanding balance of $825,000 on this note as of the date hereof. The loan will be repaid at the closing of the business combination, and therefore, funds available to the post-combination company will be reduced by that same amount. No funds from the Trust Account would be used to repay such loans in the event of our liquidation.

●	Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the proposals and whether or not they are holders of our common stock as of the Record Date. (See “Conversion Rights” below). However, public stockholders will not be able to redeem their shares if the Board chooses to extend the Combination Period by causing the Sponsor or its affiliates or designees to deposit into the Trust Account an additional $1,150,000 because we have the right to do so without the need for a separate stockholder vote under our current Charter and Trust Agreement.

●	Each redemption of shares by our public stockholders will decrease the amount in the Trust Account, which held approximately $118,558,173 of marketable securities as of March 31, 2023.

Interests of the Company’s Directors and Officers

When you consider the recommendation of the Board, you should keep in mind that the Sponsor and our officers and directors have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

●	if the Extension Amendment Proposal and the Trust Amendment Proposal are approved, the Sponsor, or its affiliates or assignees, will no longer be required to deposit into the Trust Account an additional $1,150,000 prior to April 22, 2023;

●	if the Extension Amendment Proposal and the Trust Amendment Proposal are approved, the Sponsor or its affiliates or assignees will deposit in the Trust Account only $120,000 for each one-month extension as an interest-free loan to be repaid by us upon consummation of an initial business combination. No funds from the Trust Account would be used to repay such loans in the event of our liquidation;

●	unless the Company consummates an initial business combination, the Company’s officers and directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the IPO and private placement not deposited in the Trust Account;

●	with certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the insider shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination or earlier in either case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares of common stock for cash, securities or other property;

●	the Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public stockholders rather than liquidate;

●	because of these interests, our initial stockholders could benefit from the completion of a business combination that is not favorable to the Company’s public stockholders and may be incentivized to complete a business combination of a less favorable target company or on terms less favorable to public stockholders rather than liquidate. Based on the difference in the purchase price of $0.0087 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per public unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of the combined company after the closing of the business combination falls below the price initially paid for the units in the IPO and the public stockholders experience a negative rate of return following the closing of the business combination;

●	the fact that the Sponsor and our officers and directors paid an aggregate of $25,000 (or approximately $0.0087 per share) for their 2,874,999 Founders Shares and such securities may have a value of $28,749,990 at the time of the Business Combination. Because the merger consideration is based on a deemed price per share of $10.00 a share, the Sponsor and our officers and directors could make a substantial profit after the closing of the business combination even if public investors experience substantial losses. Further, the Founder Shares have no redemption rights upon the Company’s liquidation and will be worthless if no business combination is affected;

●	the fact that the Sponsor currently holds 343,500 Private Placement Units that were purchased at a price of $10 per Private Placement Unit, or an aggregate value of $3,435,000, and that have no redemption rights upon the Company’s liquidation and will be worthless if no business combination is effected; and

●	the fact that the Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination.

Additionally, if the Extension Amendment Proposal and the Trust Amendment Proposal are approved and the Extension Amendment and the Trust Amendment are implemented and the Company consummates an initial business combination, our officers and directors may have additional interests that would be described in the proxy statement for such transaction.

We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (“CFIUS”), or ultimately prohibited.

Each of our directors is a citizen of the United States. While we believe that the nature of the Company’s business, and the nature of the businesses of the Target should not make the transaction subject to U.S. foreign regulations or review by a U.S. government entity, it is possible that the Business Combination may be subject to a CFIUS review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If the Business Combination falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete our initial business combination. If we cannot complete our initial business combination by April 22, 2023 (or April 22, 2024 if the Extension Amendment and Trust Amendment Proposals are approved by the stockholders and the Company extends the Business Combination Period to the fullest extent) because the review process drags on beyond such timeframe or because our initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

The Company may be affected by the Excise Tax included in the Inflation Reduction Act of 2022.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022 (the “IR Act”), which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because we are a Delaware corporation and our securities are trading on Nasdaq, we will be a “covered corporation” within the meaning of the IR Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), which has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our common stock after December 31, 2022, including redemptions in connection with an initial business combination, extension vote or otherwise, unless an exemption is available. The Excise Tax would be payable by the Company and not by the redeeming holders. Generally, issuances of securities by us in connection with an initial business combination transaction (including any PIPE transaction at the time of an initial business combination), as well as any other issuances of securities not in connection with our initial business combination, would be expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year, but the number of securities redeemed may exceed the number of securities issued.

Whether and to what extent the Company would be subject to the Excise Tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension vote or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. Consequently, the Excise Tax may make a transaction with us less appealing to potential business combination targets. Finally, based on recently issued interim guidance from the Internal Revenue Service and Treasury in Notice 2023-2, subject to certain exceptions, the Excise Tax should not apply in the event of our liquidation.

Payment of the Excise Tax if the Company is subject to the Excise Tax.

We will not be permitted to use the proceeds placed in the Trust Account and the interest earned thereon to pay any Excise Taxes imposed under the IR Act on any redemptions or stock buybacks by the Company.

Voting Procedures

Each share of our common stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your proxy card shows the number of shares of our common stock that you own.

●	You can vote your shares in advance of the Special Meeting by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by the Board. The Board recommends voting “FOR” the Extension Amendment Proposal, the Trust Amendment Proposal, and the Adjournment Proposal.

●	You can attend the Special Meeting virtually and vote telephonically even if you have previously voted by submitting a proxy. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

Solicitation of Proxies

Your proxy is being solicited by the Board on the proposals being presented to stockholders at the Special Meeting. The Company has agreed to pay Advantage Proxy, our proxy solicitor, a customary fee of $8,500 and out-of-pocket expenses in connection with the Special Meeting. The Company will reimburse Advantage Proxy for reasonable out-of-pocket expenses and will indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. You may contact Advantage Proxy at:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Special Meeting, will be borne by the Company.

Some banks and brokers have customers who beneficially own common stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding common stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly.

Delivery of Proxy Materials to Households

Only one copy of this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of this Proxy Statement. If you share an address with at least one other stockholder, currently receive one copy of our Proxy Statement at your residence, and would like to receive a separate copy of our Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Yotta Acquisition Corporation, 1185 Avenue of the Americas, Suite 301, New York, NY 10036; Attention: Secretary, or call the Company promptly at 212-612-1400.

If you share an address with at least one other stockholder and currently receive multiple copies of our proxy statement, and you would like to receive a single copy of our future proxy statements, please specify such request in writing and send such written request to Yotta Acquisition Corporation, 1185 Avenue of the Americas, Suite 301, New York, NY, 10036; Attention: Secretary.

Redemption Rights

Pursuant to our current Charter, any holders of our Public Shares may demand that such shares be converted for a pro rata share of the aggregate amount on deposit in the Trust Account, less taxes payable, calculated as of two business days prior to the Special Meeting. Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the proposals and whether or not they are holders of our common stock as of the Record Date. If you properly exercise your redemption rights, your shares will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account that holds the proceeds of the IPO (calculated as of two business days prior to the Special Meeting). For illustrative purposes, based on funds in the Trust Account of approximately $118,558,173 on March 31, 2023, the estimated per share conversion price would have been approximately $10.31 (including estimated interest income).

In order to exercise your redemption rights, you must:

●	submit a request in writing prior to 5:00 p.m., Eastern time on April 17, 2023 (two business days before the Special Meeting) that we convert your Public Shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: SPAC Redemption Team

E-mail: spacredemptions@continentalstock.com

and

●	deliver your Public Shares either physically or electronically through The Depository Trust Company to our transfer agent by 5:00 p.m. at least two business days before the Special Meeting. Stockholders seeking to exercise their conversion rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their broker, bank or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your Public Shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of our common stock, as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our common stock will cease to be outstanding immediately prior to the Special Meeting (assuming the Extension Amendment Proposal and Trust Amendment Proposal are approved) and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Company, if any. You will be entitled to receive cash for these shares only if you properly and timely request redemption.

If the Extension Amendment Proposal and the Trust Amendment Proposal are not approved and we do not consummate an initial business combination by April 22, 2023 (or July 22, 2023 if the Board chooses to extend the period of time to consummate a business combination by an additional 3 months by causing the Sponsor or its affiliates or designees to deposit $1,150,000 into the Trust Account), we will be required to dissolve and liquidate the Trust Account by returning then remaining funds in such account to the public stockholders and our warrants to purchase common stock will expire worthless.

Holders of outstanding units must separate the units into the underlying Public Shares and public warrants prior to exercising redemption rights with respect to the Public Shares.

If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into Public Shares and public warrants. This must be completed far enough in advance to permit the mailing of the Public Share certificates back to you so that you may then exercise your conversion rights with respect to the Public Shares upon the separation of the Public Shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (“DWAC”) system, a withdrawal of the relevant units and a deposit of an equal number of Public Shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your conversion rights with respect to the Public Shares upon the separation of the Public Shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your conversion rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each person who is known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group as of March 20, 2023.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon exercise of the warrants or conversion of rights, as the warrants are not exercisable within 60 days of April 4, 2023 and the rights are not convertible within 60 days of April 4, 2023.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Hui Chen(2)	3,201,833	21.75%
Robert Labbe	6,667	*
Brandon Miller	3,333	*
Michael Lazar	3,333	*
Daniel McCabe	3,333	*
All current directors and executive officers as a group (five individuals)	3,218,499	21.87%
Five Percent Holders of Yotta
Yotta Investment LLC(2)	3,201,833	21.75%
Polar Asset Management Partners Inc.(3)	1,375,139	9.34%
MMCAP International Inc. SPC(4)	925,000	6.28%
Boothbay Fund Management, LLC(5)	925,000	6.28%
Saba Capital Management, L.P.(6)	900,012	6.11%
ATW SPAC MANAGEMENT LLC(7)	925,000	6.28%

*	less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Yotta Acquisition Corporation, 1185 Avenue of the Americas, Suite 301, New York, NY 10036.
(2)	Yotta Investment LLC, a Delaware limited liability company, our sponsor, is controlled by Ms. Chen Chen, who is the wife of Mr. Hui Chen, our CEO and director. Ownership information is based on a Schedule 13G filed with the SEC on February 14, 2023.
(3)	Based on a Schedule 13G filed by Polar Asset Management Partners Inc., a company incorporated under the laws of Ontario, Canada, which serves as the investment advisor to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) with respect to the shares directly held by PMSMF. The address of the reporting person is 16 York Street, Suite 2900, Toronto, ON, Canada M5J 0E6.
(4)	Based on a Schedule 13G filed by the reporting persons. The Schedule 13G was jointly filed by MMCAP International Inc. SPC and MM Asset Management Inc. The address of MMCAP International Inc. SPC is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, P.O. Box 1348 Grand Cayman, KY1-1108, Cayman Islands. The address of MM Asset Management Inc. is 161 Bay Street TD Canada Trust Tower Ste 2240, Toronto, ON M5J 2S1 Canada.

(5)	Based on a Schedule 13G filed by the reporting persons. The shares are held by one or more private funds (the “Funds”), which are managed by Boothbay Fund Management, LLC, a Delaware limited liability company (the “Adviser”). Ari Glass is the Managing Member of the Adviser. Certain subadvisors (“Subadvisors”) have been delegated the authority to act on behalf of the Funds, including exclusive authority to vote and/or direct the disposition of certain Shares held by the Fund, and such Shares may be reported in regulatory filings made by such Subadvisors. The address of the reporting persons is 140 East 45th Street, 14th Floor, New York, NY 10017.
(6)	Based on a Schedule 13G filed by the reporting persons. Saba Capital Management, L.P., a Delaware limited partnership (“Saba Capital”), Saba Capital Management GP, LLC, a Delaware limited liability company (“Saba GP”), and Mr. Boaz R. Weinstein (together, the “Reporting Persons”). The Reporting Persons have entered into a Joint Filing Agreement, dated April 29, 2022. The address of the business office of each of the Reporting Persons is 405 Lexington Avenue, 58th Floor, New York, New York 10174.
(7)	Based on a Schedule 13G filed by the reporting persons. The shares are held by one or more private funds managed by ATW SPAC Management LLC, a Delaware limited liability company (the “ATW Adviser”), which has been delegated exclusive authority to vote and/or direct the disposition of such shares held by sub-accounts of one or more pooled investment vehicles managed by a Delaware limited liability company. Antonio Ruiz-Gimenez and Kerry Propper are managing members of the ATW Adviser. The address of the business office of is 17 State Street, Suite 2100, New York, NY, 10004.

PROPOSAL 1: THE EXTENSION AMENDMENT

This is a proposal to amend the Company’s amended and restated certificate of incorporation, to permit the Board to extend the date by which the Company has to consummate a business combination from April 22, 2023 to April 22, 2024 by depositing into the Trust Account $120,000 for each such one-month extension. All stockholders are encouraged to read the proposed Extension Amendment in its entirety for a more complete description of its terms. A copy of the proposed Extension Amendment is attached hereto as Annex A.

Reasons for the Proposed Extension Amendment

The purpose of the Extension Amendment is to give the Company the right to extend the Combination Period from April 22, 2023 to April 22, 2024 to complete a business combination by depositing $120,000 into the Trust Account for each month extension.

On October 24, 2022, the Company entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into the Target with the Target as the surviving corporation of the Business Combination and becoming a wholly-owned subsidiary of the Company. The Board has unanimously (i) approved and declared advisable the Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Agreement and related matters by the stockholders of the Company. The Company will hold a meeting of stockholders to consider and approve the proposed Business Combination and a proxy statement/prospectus will be sent to all of the Company’s stockholders. The Company and other parties to the Merger Agreement are working towards satisfaction of the conditions to completion of the Business Combination but have determined that there may not be sufficient time before July 22, 2023, the Outside Date, to hold a special meeting to obtain the requisite stockholder approval of, and to consummate, the Business Combination. The Company’s management believes that it can close the Business Combination before April 22, 2024. Under the circumstances, the Sponsor or its affiliates or designees wants to pay an extension amount that could potentially be less than the $1,150,000 for the extension provided by the Charter and Trust Agreement. However, this could be contrary to the interests of our remaining public stockholders, who may have less funds in the Trust Account than if the extension provision was not amended.

After consultation with the Sponsor, the Company’s management has reasons to believe that, if the Extension Amendment Proposal and Trust Amendment Proposal are approved, the Sponsor or its affiliates will lend $120,000 to the Company as a loan for the Company to deposit the funds into the Trust Account as an Extension Payment, upon five days’ advance notice prior to April 22, 2023, and to extend the Combination Period to May 22, 2023. The Contribution will bear no interest and will be repayable by the Company to the Sponsor or its affiliates upon consummation of an initial business combination in cash or private placement units at a price of $10.00 per unit at the option of the lender. The loan will be forgiven by the Sponsor or its affiliates if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account.

If the Board otherwise determines that the Company will not be able to consummate an initial business combination by the final Extended Date, the Company would wind up its affairs and redeem 100% of the outstanding Public Shares in accordance with the same procedures set forth below that would be applicable if the Extension Amendment Proposal and the Trust Amendment Proposal are not approved.

Risks Related to Potential Application of the Investment Company Act

As of the date hereof, substantially all of the assets held in the Trust Account are held in money market funds, which primarily invest in U.S. Treasury Bills. There is uncertainty under the Investment Company Act of 1940 (the “Investment Company Act”) whether special purpose acquisition companies, or “SPACs,” could become subject to regulation under the Investment Company Act. The longer that the funds in the trust account are held in U.S. government securities or in money market funds invested exclusively in such securities, the greater the risk that we may be considered an unregistered investment company, in which case a claim could be made that we have been operating as an unregistered investment company. Accordingly, we may determine, in our discretion, to liquidate the securities held in the trust account at any time and instead hold all funds in the trust account in a bank deposit account in order to mitigate the risks of falling within the definition of “investment company” under the Investment Company Act.

If we are deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds and for which we would not have sufficient time to comply with prior to the expiration of time to complete a business combination. As a result, if we were deemed to be an investment company, we would expect to abandon our efforts to complete an initial business combination and instead to liquidate and dissolve. If we are required to liquidate and dissolve, our investors would lose the opportunity to invest in a target company and would not be able to realize the benefits of owning shares in the post-business combination company, including the potential appreciation of our share price following such a transaction. In addition, in the event of our liquidation and dissolution, our warrants and rights would expire worthless.

Recommendation

The Board recommends that you vote “FOR” the Extension Amendment Proposal.

PROPOSAL 2: THE TRUST AMENDMENT PROPOSAL

This is a proposal to amend the Trust Agreement to provide that the time for the Company to complete its initial business combination under the Trust Agreement shall be extended for a period of twelve (12) months from April 22, 2023 to April 22, 2024 and to the extent the Charter is amended to extend the Business Combination Period by depositing into the Trust Account $120,000 for each one-month extension. A copy of the proposed Trust Amendment is attached hereto as Annex B.

Reasons for the Trust Amendment

The purpose of the Trust Amendment Proposal is to give the Company the right to extend the Business Combination Period from April 22, 2023 to April 22, 2024 by depositing into the Trust Account $120,000 for each one-month extension to the extent the Charter is amended to extend the Business Combination Period. Therefore, if the Trust Amendment Proposal and the Extension Amendment Proposal are approved, the amount of funds deposited into the Trust Account in connection with extensions of time to complete a business combination will be different than what would have been deposited into the Trust Account in the absence of the approval of those proposals. If both the Extension Amendment Proposal and the Trust Amendment Proposal are approved and all twelve extensions to the business combination period effected, the per share redemption price would be $10.82.

The current Charter and Trust Agreement provide that the Company has until April 22, 2023 (or July 22, 2023 if the Board chooses to extend the period of time to consummate a business combination by an additional 3 months by causing the Sponsor or its affiliates or designees to deposit $1,150,000 into the Trust Account) to complete a business combination without the payment of additional amounts into the Trust Account.

As discussed above, the Company’s management believes that it can close the Business Combination before April 22, 2024. Under the circumstances, the Sponsor or its affiliates or designees wants to pay an extension amount that could potentially be less than the $1,150,000 for the extension provided by the Charter and Trust Agreement. However, this could be contrary to the interests of our remaining public stockholders, who may have less funds in the Trust Account than if the extension provision was not amended.

After consultation with the Sponsor, the Company’s management has reasons to believe that, if the Extension Amendment Proposal and Trust Amendment Proposal are approved, the Sponsor or its affiliates or designees will lend $120,000 (i.e. $0.01 per Public Share assuming no redemptions) to the Company as a loan for the Company to deposit the funds into the Trust Account as an Extension Payment, upon five days’ advance notice prior to April 22, 2023, and to extend the Combination Period to May 22, 2023. The Contribution will be deposited in the Trust Account within five days prior to April 22, 2023. The Contribution will bear no interest and will be repayable by the Company to the Sponsor upon consummation of an initial business combination in cash or private placement units at a price of $10 per unit at the option of the Sponsor. The loan will be forgiven by the Sponsor or its affiliates if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account. If the Board otherwise determines that the Company will not be able to consummate an initial business combination by the final Extended Date, the Company would wind up its affairs and redeem 100% of the outstanding Public Shares in accordance with the same procedures set forth below that would be applicable if the Extension Amendment Proposal and the Trust Amendment proposals are not approved.

If the Trust Amendment Is Not Approved

If the Trust Amendment Proposal is not approved, and we do not consummate an initial business combination by April 22, 2023 (or July 22, 2023 if the Board chooses to extend the period of time to consummate a business combination by an additional 3 months by causing the Sponsor or its affiliates or designees to deposit $1,150,000 into the Trust Account), we will be required to dissolve and liquidate the Trust Account by returning then remaining funds in such account to the public stockholders and our warrants that convert into shares of our common stock will be worthless.

The Company’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their insider shares. There will be no distribution from the Trust Account with respect to the Company’s warrants, which will be worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the Trust Account.

If the Trust Amendment Proposal Is Approved

If the Extension Amendment Proposal and the Trust Amendment Proposal are approved, the amendment to the Trust Agreement in the form of Annex B hereto will be executed and the Trust Account will not be disbursed except in connection with our completion of the Business Combination or in connection with our liquidation if we do not complete an initial business combination by the applicable termination date. The Company will then continue to attempt to consummate a business combination until the applicable termination date or until the Board determines in its sole discretion that it will not be able to consummate an initial business combination by the applicable termination date as described below and does not wish to seek an additional extension.

Recommendation

The Board considered that the Sponsor or its affiliates or assignees would be willing to make the $120,000 Contribution to the Company as an interest-free loan to fund an Extension Payment for the extension, but may not be willing to deposit into the Trust Account the $1,150,000 required for the same extension under the terms of the current Charter and Trust Agreement. The Board recommends that you vote “FOR” the Trust Amendment Proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will request the chairman of the Special Meeting (who has agreed to act accordingly) to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the other proposals in this Proxy Statement. If the Adjournment Proposal is not approved by our stockholders, the chairman of the meeting will not exercise his ability to adjourn the Special Meeting to a later date (which he would otherwise have under the Chairman) in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the other proposals.

If a majority of the shares present in person or by proxy and voting on the matter at the Special Meeting vote for the Adjournment Proposal, the chairman of the Special Meeting will exercise his or her power to adjourn the meeting as set out above.

Recommendation

The Board recommends that you vote “FOR” the Adjournment Proposal.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

This Proxy Statement describes the material elements of relevant exhibits and other information attached as annexes to this Proxy Statement. Information and statements contained in this Proxy Statement are qualified in all respects by reference to the copy of the relevant document included as an annex to this document.

You may obtain additional copies of this Proxy Statement, at no cost, and you may ask any questions you may have about the Extension Amendment, the Trust Amendment or the Adjournment by contacting us at the following address or telephone number:

Yotta Acquisition Corporation

1185 Avenue of the Americas, Suite 301

New York, NY 10036

(212) 612-1400

You may also obtain these documents at no cost by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than April 17, 2023.

Annex A

Extension Amendment

AMENDMENT TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

YOTTA ACQUISITION CORPORATION

[●], 2023

Yotta Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Yotta Acquisition Corporation” The original certificate of incorporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on March 8, 2021.

2. On January 3, 2022, in connection with the IPO, the Company adopted its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”).

3. This Amendment to the Amended and Restated Certificate was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The text of paragraph E of Article Six is hereby amended and restated to read in full as follows:

“In the event that the Corporation does not consummate a Business Combination by (i) 12 months from the consummation of the IPO or (ii) up to 24 months from the consummation of the IPO if the Corporation elects to extend the amount of time to complete a Business Combination in accordance with the terms of the Investment Management Trust Agreement between the Corporation and Continental Stock Transfer & Trust Company (in any case, such date being referred to as the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the board of directors pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law. In such event, the per share redemption price shall be equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Corporation to pay its taxes divided by the total number of IPO Shares then outstanding”

5. The text of paragraph I of Article Sixth is hereby amended and restated to read in full as follows:

“If any amendment is made to this Article Sixth that would modify the substance or timing of the Corporation’s obligation to provide for the conversion of the IPO Shares in connection with an initial Business Combination or to redeem 100% of the IPO Shares if (A) the Corporation has not consummated an initial Business Combination within 12 months (or up to 24 months) from the date of the from the consummation of the IPO or (B) with respect to any other provision in this Article Sixth, the holders of IPO Shares shall be provided with the opportunity to redeem their IPO Shares upon the approval of any such amendment, at the per-share price specified in paragraph C.”

A-1

IN WITNESS WHEREOF, Yotta Acquisition Corporation has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

Yotta Acquisition Corporation

By:
Name:	Hui Chen
Title:	Chief Executive Officer and Director

A-2

Annex B

PROPOSED AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of April ___, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between Yotta Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement, dated April 19, 2022 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at a Special Meeting of the Company held on April [●], 2023, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation (the “Second A&R COI”) giving the Company the right to extend the date by which it has to consummate a business combination for additional 12 months from April 22, 2023 to April 22, 2024, and (ii) a proposal to amend the Trust Agreement to extend the term by which the Company has to consummate a business combination to from April 22, 2023 to April 22, 2024 in exchange for the Company depositing $120,000 for each one-month extension into the Trust Account as provided for in the Second A&R COI.

NOW THEREFORE, IT IS AGREED:

1. Preamble. The fifth WHEREAS clause in the preamble of the Trust Agreement is hereby amended and restated to read as follows:

“WHEREAS, at a Special Meeting of the Company held on April [●], 2023, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation (the “Second A&R COI”) giving the Company the right to extend the date by which it has to consummate a business combination for additional 12 months from April 22, 2023 to April 22, 2024, and (ii) a proposal to amend the Trust Agreement to extend the term by which the Company has to consummate a business combination to from April 22, 2023 to April 22, 2024 in exchange for the Company depositing $120,000 for each one-month extension into the Trust Account as provided for in the Second A&R COI; and;”

2. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by Chardan, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 12-month anniversary of the closing of the IPO (“Closing”) or, in the event that the Company extended the time to complete the Business Combination additional one-month period by depositing $120,000 for each one-month extension for up to 24 months from the closing of the IPO but has not completed the Business Combination within each month anniversary after twelve months after the Closing (as applicable, the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Last Date.

3. Exhibit D. Exhibit D of the Trust Agreement is hereby amended and restated in its entirety as follows.

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re:	Trust Account - Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(l) of the Investment Management Trust Agreement between Yotta Acquisition Corporation (“Company”) and Continental Stock Transfer & Trust Company, dated as of April 19, 2022 (“Trust Agreement”), as amended, this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional one (1) month, from ______________ to ____________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $120,000, which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

YOTTA ACQUISITION CORPORATION

By:
Name:
Title:

cc:	Chardan Capital Markets, LLC

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:	Francis E. Wolf, Jr.
Title:	Vice President

YOTTA ACQUISITION CORPORATION

By:
Name:	Hui Chen
Title:	Chief Executive Officer and Director

PROXY CARD

YOTTA ACQUISITION CORPORATION

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Hui Chen as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of Yotta Acquisition Corporation (the “Company”), to be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 on April 19, 2023 at 10:00 a.m. Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated April 5, 2023, a copy of which has been received by the undersigned, as follows:

1.	PROPOSAL 1. EXTENSION AMENDMENT — APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE BOARD OF DIRECTORS TO EXTEND THE DATE BY WHICH THE COMPANY HAS TO CONSUMMATE A BUSINESS COMBINATION FROM APRIL 22, 2023 TO APRIL 22, 2024.

For ☐          Against ☐          Abstain ☐

2.	PROPOSAL 2. TRUST AMENDMENT — APPROVAL OF AN AMENDMENT TO THE COMPANY’S INVESTMENT MANAGEMENT TRUST AGREEMENT, DATED AS OF APRIL 19, 2022 (THE “TRUST AGREEMENT”), BY AND BETWEEN THE COMPANY AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY TO PROVIDE THAT THE TIME FOR THE COMPANY TO COMPLETE ITS INITIAL BUSINESS COMBINATION UNDER THE TRUST AGREEMENT SHALL BE EXTENDED FROM APRIL 22, 2023 TO APRIL 22, 2024 BY DEPOSITING INTO THE TRUST ACCOUNT $120,000 FOR EACH SUCH ONE-MONTH EXTENSION.

For ☐          Against ☐          Abstain ☐

3.	PROPOSAL 3. ADJOURNMENT — APPROVAL TO DIRECT THE CHAIRMAN OF THE SPECIAL MEETING TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF, BASED UPON THE TABULATED VOTE AT THE TIME OF THE MEETING, THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1 AND PROPOSAL 2.

For ☐          Against ☐          Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one):          Yes          No

Number of attendees:

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.